Exhibit 10.2

TERM NOTE

$613,808	Minneapolis, Minnesota
December 14, 2012

FOR VALUE RECEIVED, the undersigned, Cachet Financial Solutions Inc., a Minnesota corporation (“Borrower”) with an address of Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317, promises to pay to the order of THE MARGARET DE JONGE TRUST (“Lender”), at 3600 W. Fuller Street, Edina MN 55410, or at any other place designated at any time by the holder hereof, the principal sum of Six Hundred Thousand, Eight Hundred and Eight and no/100 Dollars ($613,808); together with interest on the principal balance outstanding hereon from the date hereof until paid in full at a fixed rate equal to 12% per annum.

Borrower will pay this loan in one payment of all outstanding principal plus all accrued, unpaid interest on December 7, 2014 (the “Maturity Date”), subject to any prior prepayment. Borrower may prepay the outstanding balance of this Note in whole or in part without premium or penalty.

All payments of principal, interest, fees and expenses under this Note shall be made without set-off or counterclaim in immediately available funds in lawful money of the United States of America not later than 5:00 p.m., Minnesota time, on the dates called for under this Note at the address of Lender designated above.  Funds received on any day after such time shall be deemed to have been received on the next business day.  Whenever any payment would be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees.  All payments (or prepayments) received by Lender hereunder shall be applied to the principal sum, interest thereon and the other obligations of Borrower to Lender arising under or in connection with this Note in such order and manner as Lender may elect, and in the absence of any such election: first, to the payment of costs, expenses and fees due from Borrower to Lender arising under or in connection with this Note or the indebtedness evidenced hereby; next, to the payment of interest computed at the applicable rate provided for above; next, toward the reduction of the principal sum; and finally, to the payment of any other obligations due from Borrower arising under or in connection with this Note or the indebtedness evidenced hereby.

Borrower will pay Lender, on demand, all out-of-pocket expenses incurred by Lender in connection with this Note and the indebtedness evidenced hereby, including without limitation, reasonable attorneys’ fees.

All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning or detention of the paid indebtedness evidenced hereby exceed the maximum permissible under applicable law.  If from any circumstances whatsoever, fulfillment of any provisions hereof at any time given shall exceed the maximum permissible under applicable law, then the obligation to be fulfilled shall automatically be reduced to an amount which complies with applicable law, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Borrower and Lender and shall also be binding upon and available to any subsequent holder of this Note.

Time is of the essence of this Note and each of the provisions hereof.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on this Note and such failure continues for five (5) business days following receipt by Borrower of written notice of the same from Lender;

Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained herein and such failure continues for three (3) business days following receipt by Borrower of written notice of the same from Lender; or

Borrower shall (i) become insolvent or unable to pay its debts generally as they mature, (ii) suspend business, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay its debts generally as they mature, (v) file or have filed against it a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, which petition if filed against (and not by) Borrower is not withdrawn, vacated, set aside or stayed within sixty (60) days from the date of entry, (vi) consent to the appointment of a trustee or receiver for Borrower or for a substantial part of its property, or (vii) have an order, judgment or decree entered appointing, without its consent, a trustee or receiver for Borrower or for a substantial part of its property, which order, judgment or decree is not vacated, set aside or stayed within sixty (60) days from the date of entry.

If (a) any Event of Default described in item (c) above shall occur, the outstanding unpaid principal balance of this Note and the accrued interest hereon shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then Lender may take any or all of the following actions: (i) declare the outstanding unpaid principal balance of this Note and the accrued and unpaid interest hereon to be forthwith due and payable, whereupon the same shall immediately become due and payable without demand or notice of any kind, all of which are hereby expressly waived, and (ii) enforce all rights and remedies under any applicable law.  Failure to exercise any right or remedy provided for or referenced herein shall not constitute a waiver of the right to exercise the same in connection with the applicable Event of Default or any subsequent Event of Default.

In addition to any other remedies hereunder, any payment not made by Borrower within five (5) business days of the due date thereof, including without limitation any payment due on the Maturity Date, shall be subject to a late payment charge equal to $500.00 per day until such payment is paid in full, and shall be immediately due by Borrower to the holder hereof.

Borrower hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon.  Borrower further agrees (a) that, without any notice, Lender may from time to time extend the dates or reduce the amounts of payment under this Note, with or without consideration, and that in any such case Borrower will continue to be liable to pay the unpaid balance of the indebtedness evidenced by this Note as so extended or reduced, and (b) to pay all costs of collection, including reasonable attorneys’ fees, if any payment is not made when due.  Such attorneys’ fees shall be owed (i) whether or not suit is brought and (ii) for any kind or an action, including, but not limited to, any bankruptcy, insolvency or similar proceedings and any probate or other proceedings involving a decedent, but shall not be owed in the case where Borrower is the prevailing party in actions or proceedings brought by Borrower against Lender or actions or proceedings brought by Lender against Borrower.

This Note shall be governed and construed in accordance with the internal laws of the State of Minnesota.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

CACHET FINANCIAL SOLUTIONS INC.,
a Minnesota corporation
By:	/s/ Jeffrey C. Mack
Name: Jeffrey C. Mack
Title: Chief Executive Officer